                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



      Date of Report (Date of earliest event reported): September 1, 1998



                          ADDVANTAGE MEDIA GROUP, INC.
             (Exact name of Registrant as specified in its charter)



   Oklahoma                         1-10799                      73-1351610
   --------                         -------                      ----------
(State or other                 (Commission File              (I.R.S. Employer
jurisdiction of                     Number)                   Identification No.
incorporation)


          5100 East Skelly Drive
          Meridian Tower, Suite 1080
          Tulsa, Oklahoma                                  74135
     (Address of principal executive offices)           (Zip Code)

                                 (918) 665-8414
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On September 1, 1998, the Registrant acquired a 28% interest in Ventures Education Systems Corporation ("Ventures"), a private company engaged in the commercial development and marketing of proprietary teaching techniques, services, products and materials, principally to public primary and secondary schools. ADDvantage Media paid $990,000 cash for the interest, which consists of 550,000 newly-issued shares of common stock. Under the terms of the investment, ADDvantage Media will be able to designate one member of the Ventures Board of Directors. It also may provide certain marketing and financial
planning services to Ventures.   The price was determined through arm's-length
negotiations and was paid out of the Registrant's available cash.

     Ventures is start-up company formed in May of 1997 and is headquartered in New York City. Its innovative teaching methods, based upon cognitive science precepts, focus on student-centered learning and are designed to improve student motivation. Its products and services were developed from the methods and techniques developed by its not-for-profit affiliate, Ventures In Education, Inc., over a period of approximately 17 years. Its methods and techniques strive for improved literacy, logical and quantitative reasoning and problem-solving skills. Its principal customer base is comprised of those public schools which are eligible for Federal "Title I" funds.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS. The following exhibits are filed herewith

          2.1 Stock Purchase Agreement dated as of August 31, 1998 by and between ADDvantage Media Group, Inc. and Ventures Education Systems Corporation

          4.1 Voting Agreement dated as of August 31, 1998 by and among ADDvantage Media Group, Inc.; Maxine E. Bleich; Richard P. Kamenitzer and Marc J. Sokol

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ADDVANTAGE MEDIA GROUP, INC.

SIGNATURE                          TITLE                            DATE
---------                          -----                            ----

/s/ Charles H. Hood          President                        September 11, 1998
--------------------------   (Principal Executive Officer)
Charles H. Hood

                                 EXHIBIT INDEX


Exhibit Number                                       Description
--------------                                       -----------

    2.1.......................................  Stock Purchase Agreement
    4.1.......................................  Voting Agreement